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                                                                 EXHIBIT 10.11.3

                             UNCONDITIONAL GUARANTY

         For and in consideration of the loan by COMERICA BANK-CALIFORNIA ("Bank") to AVISTAR COMMUNICATIONS CORPORATION ("Borrower"), pursuant to a Loan and Security Agreement by and between Bank and Borrower dated as of February 27, 2002, as amended from time to time, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of December 16, 2002 (collectively, the "Loan Agreement"), the undersigned guarantor ( "Guarantor") hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Bank and performance by Borrower of the Loan Agreement in strict accordance with its terms (collectively, the "Borrower Obligations").

         1. If Borrower does not perform the Borrower Obligations in strict accordance with the Loan Agreement, Guarantor shall immediately upon demand pay all amounts owing to Bank thereunder (including, without limitation, all principal, interest, and fees).

         2. If there is more than one guarantor, the obligations hereunder and under any other guaranty relating exclusively to the Borrower Obligations (the "Guaranteed Obligations") are joint and several, and whether or not there is more than one guarantor, the obligations hereunder are independent of the Borrower Obligations and the obligations of any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. The Borrower Obligations and the Guaranteed Obligations shall hereinafter be referred to collectively as the "Obligations". Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantor's liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Loan Agreement.

         3. Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Loan Agreement or any part thereof;
(b) take and hold security for the payment of this Guaranty, any other guaranty or the Loan Agreement, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

         4. Guarantor waives any right to require Bank to (a) proceed against Borrower, any guarantor or any other person; (b) proceed against or exhaust any security held from Borrower or any other guarantor; or (c) pursue any other remedy in Bank's power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any other guarantor or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower or any other guarantor. Guarantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower or any other guarantor. Until all of the obligations under the Loan Agreement have been satisfied in full, (i) Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, (ii) Guarantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower, and (iii) Guarantor waives all rights to participate in any security now or hereafter held by Bank. Bank acknowledges and agrees that, once all of Borrower's obligations to Bank under the Loan Agreement have been satisfied in full, Guarantor shall have full rights of subrogation against Borrower. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Guarantor, Bank shall have no duty to advise Guarantor of information known to Bank regarding such condition or any such circumstances. Guarantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2850, 2899 and 3433. Until all of the obligations under the Loan Agreement have been satisfied in full and Bank has no further obligation to make credit extensions to Borrower, Guarantor waives the benefits of California Civil Code sections 2847, 2848, and 2849.

         5. Guarantor acknowledges that, to the extent Guarantor has or may have certain rights of subrogation or reimbursement against Borrower or any other guarantor, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower or any other guarantor by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by a Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Bank's election to pursue non-judicial foreclosure to the fullest extent permissible under applicable law.

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         6.       Without limiting the generality of Section 5 of this Guaranty,
Guarantor waives all rights and defenses that Guarantor may have because all or a portion of the Obligations are secured by real property in which Borrower or another guarantor has an interest and which has been pledged to secure all or a portion of the Obligations. This means, among other things, that:

                  a. Bank may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or any other guarantor.

                  b. If Bank forecloses on any real property collateral pledged by Borrower or any guarantor:

                           i.       The amount of the Borrower Obligations that
Guarantor has agreed to guarantee under this Guaranty may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                           ii.      Bank may collect from Guarantor even if
Bank, by foreclosing on the real property collateral has destroyed any right Guarantor may have to collect from the Borrower or another guarantor.

         The foregoing is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because all or a portion of the Guaranteed Obligations are secured by real property in which Borrower or another guarantor has an interest and which has been pledged to secure all or a portion of the Obligations. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. The waivers in this Section 6 shall not apply if Guarantor's obligations under this Guaranty are directly secured by real property owned by Guarantor.

         7. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower's obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

         8. Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Borrower to Bank; and such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Bank and be paid over to Bank on account of the indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

         9. Upon Bank's request, Guarantor agrees to complete and sign a personal financial statement on Bank's form. Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Bank's prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with

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respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Bank may assign this Guaranty without in any way affecting Guarantors' liability under it. This Guaranty shall inure to the benefit of Bank and its successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower's indebtedness or liabilities to Bank.

         10. This Guaranty shall be governed by the laws of the State of California, without regard to conflicts of laws principles. EACH GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED THEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each Guarantor submits to the exclusive jurisdiction of the state and federal courts located in the County of Santa Clara, State of California.

         11. Guarantor shall not create, incur, assume or suffer to exist any Lien (as defined in the Loan Agreement) with respect to any property pledged in support of this Guaranty, including without limitation the real property commonly known as [***], if applicable. Bank shall have a right from time to time hereafter to appraise such real property at Borrower's expense with results satisfactory to Bank, provided that such appraisals will be conducted no more often than once every twelve (12) months unless an Event of Default (as defined in the Loan Agreement) has occurred and is continuing.

         IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of December 16, 2002.

                                          /s/ Gerald J. Burnett
                                          --------------------------------------
                                          Gerald Burnett, an individual

*** Confidential Treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

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STATE OF CALIFORNIA                   )
                                      )   ss.
COUNTY OF ____________________________)

         On ___________________, 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________________ ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                                              __________________________________
                                              NOTARY PUBLIC

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